UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2017

Rockwell Collins, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	52-2314475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

400 Collins Road NE Cedar Rapids, Iowa	001-16445	52498
(Address of principal executive office)	(Commission File No.)	(Zip Code)

Registrant’s telephone number, including area code: (319) 295-1000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Rockwell Collins, Inc., a Delaware corporation (“Rockwell Collins”), is filing on this current report on Form 8-K certain unaudited condensed consolidated financial statements of B/E Aerospace, Inc., a Delaware corporation and a wholly owned subsidiary of Rockwell Collins (“B/E Aerospace”).

During the three-month period ended March 31, 2017, B/E Aerospace adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. B/E Aerospace adopted the new guidance on a retrospective basis which resulted in the reclassification of $1.9 million, $5.0 million and $3.5 million for the years ended December 31, 2016, 2015 and 2014, respectively, previously reported as a cash flow provided by financing activities to be included in cash flows provided by operating activities.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The unaudited condensed consolidated financial statements of B/E Aerospace as of and for the quarter ended March 31, 2017 are filed as Exhibit 99.1 hereto.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Unaudited condensed consolidated financial statements of B/E Aerospace as of and for the quarter ended March 31, 2017.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited condensed consolidated financial statements of B/E Aerospace as of and for the quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 10, 2017	ROCKWELL COLLINS, INC.

	By:	/s/ Robert J. Perna
	Name:	Robert J. Perna
	Title:	Senior Vice President, General Counsel & Secretary